Exhibit 23(c)

[EVERSHEDS SUTHERLAND (US) LLP]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: ThomasBisset@eversheds-sutherland.com

April 12, 2021

VIA EDGAR

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL 35223

Re:          Protective Market Defender Annuity

Initial Registration Statement on Form S-3

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed on Form S-3 Registration Statement by Protective Life Insurance Company with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

Eversheds Sutherland (US) LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset